UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): June 29, 2005



                           AUTOMATIC DATA PROCESSING, INC.
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            (Exact name of registrant as specified in its charter)

Delaware                         1-5397                          22-1467904
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State or other                   (Commission                     (IRS Employer
jurisdiction of                  File Number)                    Identification
incorporation)                                                   No.)



One ADP Boulevard, Roseland, New Jersey                             07068
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (973) 974-5000
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                                    N/A
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

         On June 29, 2005, Automatic Data Processing, Inc., a Delaware corporation (the "Company"), entered into a $1.25 billion 364-Day Credit Agreement (the "364-Day Facility") and a $1.5 billion Five-Year Credit Agreement (the "Five-Year Facility," and together with the 364-Day Facility, the "Facilities") with a group of lenders. The Five-Year Facility contains an accordion feature under which the aggregate commitment can be increased by $500 million to $2.0 billion, subject to the availability of additional commitments. The Facilities replaced the Company's prior $2.25 billion 364-day facility, which terminated on June 29, 2005. JPMorgan Chase Bank, N.A. acts as Administrative Agent and Bank of America, N.A. as Syndication Agent for the Facilities.

         Two borrowing options will be available under the Facilities: (i) a competitive advance option and (ii) a revolving credit option. The competitive advance option will be provided on an uncommitted competitive advance basis through an auction mechanism. The revolving credit will be provided on a committed basis. Under each option amounts borrowed and repaid may be reborrowed subject to availability under each Facility.

         The Lenders' commitments under the 364-Day Facility will expire on June 28, 2006 and any borrowings outstanding will mature and be payable on such date (or, at the option of the Company, subject to the accuracy of all representations and warranties and the absence of any default, on June 28,
2007). The Lenders' commitments under the Five-Year Facility will expire and the borrowings thereunder will mature on June 29, 2010.

         Under each Facility, interest under a competitive advance option will be payable at the rates obtained from bids selected by the Company in accordance with standard competitive auction procedures of JPMorgan Chase Bank, N.A..

         At the Company's option, revolving loans under the 364-Day Facility will bear interest at a rate per annum equal to (i) .125% plus a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company, or (ii) a base rate determined by reference to the higher of (a) JPMorgan Chase Bank, N.A.'s prime rate and (b) the federal funds effective rate plus .50% (the "Alternative Base Rate"). Interest rates with respect to revolving borrowings under the 364-Day Facility will increase by .125% per annum if the commitments are extended for an additional year.

         At the Company's option, revolving loans under the Five-Year Facility will bear interest at a rate per annum equal to (i) a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company plus a percentage spread (ranging from .105% to .200%) determined by reference to ratings established for the Company's senior, unsecured, long-term, non-credit-enhanced debt by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., or (ii) the Alternative Base Rate.

         In addition, the Company will pay a fee on the revolving credit line as follows: (i) in the case of the 364-Day Facility, at a rate of .025% per annum, and (ii) in the case of the Five-Year Facility, at a rate (ranging from .045% to ..100%) determined by Company's debt credit ratings.

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

         The Facilities have terms that are substantially similar to the terms of the facility they replaced, including customary covenants that restrict the Company's and its borrowing subsidiaries' ability to create liens or other encumbrances, enter into sale and leaseback transactions and enter into consolidations, mergers and transfers of all or substantially all of their respective assets. Each Facility contains customary events of default which would permit the lenders to accelerate the loans, including the failure to make timely payments under a Facility or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

         The Company has agreed to guarantee any obligations of any of its subsidiaries that are entitled to borrow the funds under each Facility. Borrowings under the Facilities may be used for general corporate purposes.

         The Facilities are led by JPMorgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. Barclays Bank PLC, BNP Paribas, Citicorp USA, Inc., Deutsche Bank Securities Inc. and Wachovia Bank, National Association are Documentation Agents.

         Certain of the lenders under the Facilities, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

         The foregoing description is qualified in its entirety by reference to the Facilities, which are filed as Exhibits 10.14 and 10.16 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.
                  Exhibit 10.14 364-Day Credit Agreement, dated as of June 29, 2005, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas, Citicorp USA, Inc., Deutsche Bank Securities Inc. and Wachovia Bank, National Association, as Documentation Agents.

                  Exhibit 10.16 Five-Year Credit Agreement, dated as of June 29, 2005, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, BNP Paribas, Citicorp USA, Inc., Deutsche Bank Securities Inc. and Wachovia Bank, National Association, as Documentation Agents.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2005

                                      AUTOMATIC DATA PROCESSING, INC.


                                      By: /s/    Karen E. Dykstra
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                                          Name:  Karen E. Dykstra
                                          Title: Chief Financial Officer

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